Exhibit 99.1

LXP INDUSTRIAL TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST REPORTS FIRST QUARTER 2022 RESULTS

New York - MAY 5, 2022 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant warehouse/distribution real estate investments, today announced results for the quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Recorded Net Income attributable to common shareholders of $9.0 million, or $0.03 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $48.1 million, or $0.16 per diluted common share.
•	Completed 2.3 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 27.7% and 18.1%, respectively.
•	Acquired two warehouse/distribution facilities for an aggregate cost of $72.0 million.
•	Invested an aggregate of $68.8 million in five ongoing development projects.

Subsequent Events

•	Acquired a warehouse/distribution facility in the Phoenix, Arizona market for a cost of $59 million.
•	Commenced development of two warehouse/distribution facilities in the Central Florida market.
•	Disposed of three properties for an aggregate gross sales price of approximately $55 million.
•	Repurchased 1.24 million common shares at an average share price of $13.41 per common share under the share repurchase program.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented, “Our strong start to 2022, including industrial same store NOI growth of 5.1%, underscores the value and potential of our warehouse and distribution assets and the benefits of our successful portfolio transformation. We built on our already strong leasing momentum in the first quarter, completing 2.3 million square feet of new leases and lease extensions while raising Base and Cash Base rents 28% and 18% respectively, on average. We also negotiated average annual escalations of 3.3% - well above our historical results. With strong fundamentals in our target markets and our industrial rents below market by an average of 16%, we are well positioned to continue delivering attractive growth and strong financial performance as we re-lease our portfolio."

FINANCIAL RESULTS

Revenues

For the quarter ended March 31, 2022, total gross revenues were $80.3 million, compared with total gross revenues of $92.6 million for the quarter ended March 31, 2021. The decrease is primarily attributable to termination fee income of $10.9 million recognized in the first quarter of 2021. In addition, property sales, including the recapitalization of our special purpose industrial portfolio now owned in a non-consolidated joint venture, contributed to the decrease which was partially offset by acquisitions.

Net Income Attributable to Common Shareholders

For the quarter ended March 31, 2022, net income attributable to common shareholders was $9.0 million, or $0.03 per diluted share, compared with net income attributable to common shareholders for the quarter ended March 31, 2021 of $39.4 million, or $0.14 per diluted share.

Adjusted Company FFO

For the quarter ended March 31, 2022, LXP generated Adjusted Company FFO of $48.1 million, or $0.16 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2021 of $63.7 million, or $0.22 per diluted share.

Dividends/Distributions

As previously announced, LXP declared a regular quarterly common share/unit dividend/distribution for the quarter ending March 31, 2022 of $0.12 per common share/unit which was paid on April 18, 2022 to common shareholders/unitholders of record as of March 31, 2022.

LXP also announced that it declared a cash dividend of $0.8125 per share of Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ending March 31, 2022, which is expected to be paid on May 16, 2022 to Series C Preferred shareholders of record as of April 29, 2022.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS
Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)	% Leased at Acquisition
Warehouse/distribution(1)	Cincinnati/Dayton, OH	232,500	$23,382	N/A	—%
Warehouse/distribution	Cincinnati/Dayton, OH	544,320	48,660	10	100%

		776,820	$72,042
1.	Subsequent to acquisition, property fully leased for approximately nine years.

The above properties were acquired at aggregate weighted-average GAAP and Cash stabilized capitalization rates of 4.9% and 4.5%, respectively.

During the first quarter of 2022, we purchased the remaining 13% interest in the consolidated joint venture that owns the Fairburn, Georgia warehouse/distribution facility for a purchase price of $28.0 million.

DISPOSITIONS

In February 2022, we disposed of a half-acre parcel of land for gross proceeds of $0.3 million. In addition, a non-consolidated joint venture in which LXP has a 20% interest disposed of two office properties for an aggregate of $168.5 million and satisfied an aggregate of $109.0 million of non-recourse variable-rate debt.

DEVELOPMENT PROJECTS
Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost ($000)	GAAP Investment Balance as of 03/31/22 ($000)	LXP Amount Funded as of 03/31/22 ($000)(3)	Estimated Building Completion Date	% Leased as of 03/31/22
Consolidated:
The Cubes at Etna East (95%) (1)	1	Columbus, OH	1,074,840	$72,100	$44,205	$37,446	3Q 2022	—%
Ocala (80%)(1)	1	Central Florida	1,085,280	81,200	51,808	36,151	3Q 2022	—%
Cotton 303 (93%)(1)	2	Phoenix, AZ	880,678	84,200	40,176	35,306	4Q 2022	—%
Mt. Comfort (80%)(1)	1	Indianapolis, IN	1,053,360	66,400	32,388	24,462	4Q 2022	—%
Smith Farms (90%)(1)(2)	3	Greenville-Spartanburg, SC	2,194,820	162,500	62,681	46,968	4Q 2022 - 2Q 2023	36%
				$466,400	$231,258	$180,333
1.	Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer partner promote.
2.	Preleased one 797,936 square foot facility subject to a 12-year lease commencing upon substantial completion of the facility.
3.	Excludes noncontrolling interests' share.

LAND HELD FOR DEVELOPMENT

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 03/31/22 ($000)	LXP Amount Funded as of 03/31/22 ($000)(1)
Consolidated:
Reems & Olive (95.5%)	Phoenix, AZ	420	$101,047	$96,544
Mt. Comfort Phase II (80%)	Indianapolis, IN	70	3,300	2,612
		490	$104,347	$99,156

Project (% owned)	Market	Approx. Developable Acres	GAAP Investment Balance as of 03/31/22 ($000)	LXP Amount Funded as of 03/31/22 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)	Columbus, OH	66	$12,927	$13,440
ETNA Park 70 East (90%)	Columbus, OH	21	2,112	2,199
		87	$15,039	$15,639
1.	Excludes noncontrolling interests' share.

Subsequent to quarter end, we commenced development of two wholly-owned warehouse/distribution facilities totaling an estimated 270,885 square feet of space in the Central Florida market. The estimated aggregate project costs are $42 million.

LEASES

During the first quarter of 2022, LXP executed the following new leases and extensions:

	NEW LEASES - FIRST GENERATION(1)

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Phoenix (2)	AZ	07/2027	334,222
2	Plant City (2)	FL	09/2027	330,176
3	Walton (2)	KY	12/2031	232,500
4	Adairsville	GA	03/2025	124,251
4	TOTAL NEW LEASES - FIRST GENERATION			1,021,149

	NEW LEASES - SECOND GENERATION

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Hebron	OH	08/2027	400,522
2	Hebron (2)	OH	12/2032	250,410
	Chillicothe (3)	OH	12/2031	76,543
2	Total industrial new leases - second generation			727,475

	LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Chillicothe(3)	OH	06/2026	12/2031	276,112
2	Monroe	OH	06/2023	06/2024	194,936
3	Lakeland	FL	05/2031	05/2036	117,440
3	Total industrial lease extensions				588,488

	Other
1	Philadelphia	PA	03/2022	09/2023	1,220
1	Total other lease extensions				1,220

4	Total lease extensions - second generation				589,708

6	TOTAL NEW AND EXTENDED LEASES - SECOND GENERATION	1,317,183

1.	No prior leases. These tenants filled first generation space that was acquired vacant in 2021 and 2022.
2.	Lease expiration date is estimated.
3.	Chillicothe signed an amendment extending its original lease of 276,112 square lease and added 11,009 square feet of space originally designated as common area, and expanded into an additional 65,534 square feet.

As of March 31, 2022, LXP's Stabilized Portfolio was 99.4% leased. A total of 2.3 million square feet of new and extended leases were entered into. Base and Cash Base Rents increased by 13.1% and 7.4%, respectively, for extended industrial leases and by 50.3% and 34.4%, respectively, for new industrial leases (as compared to prior tenants' rent, if any).

BALANCE SHEET/CAPITAL MARKETS

During the first quarter of 2022, LXP issued an aggregate of 3,649,023 common shares, which were previously sold on a forward basis under its At-the-Market offering program, and received $38.5 million of aggregate net proceeds. As of March 31, 2022, LXP had an aggregate of $185.3 million under unsettled forward common share sales contracts which are subject to adjustment in accordance with the forward sales contracts.

As of March 31, 2022, LXP ended the quarter with net debt to Adjusted EBITDA at 6.3x. LXP's total consolidated debt was $1.5 billion at quarter end with 91.4% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 7.3 years and a weighted-average interest rate of 2.85% as of March 31, 2022.

2022 EARNINGS GUIDANCE

LXP now estimates that its net income attributable to common shareholders for the year ended December 31, 2022 will be within an expected range of $0.43 to $0.47 per diluted common share. LXP is also reaffirming that its Adjusted Company FFO for the year ended December 31, 2022, will be within an expected range of $0.64 and $0.68 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FIRST QUARTER 2022 CONFERENCE CALL

LXP will host a conference call today, May 5, 2022, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2022. Interested parties may participate in this conference call by dialing 1-833-972-2946 (U.S.), 1-236-714-2909 (All other locations). Conference ID is 2246015. A replay of the call will be available through August 5, 2022, at 1-800-585-8367 (U.S.), 1-416-621-4642 (All other locations), pin code for all replay numbers is 2246015. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for LXP Industrial Trust:

Heather Gentry, Senior Vice President of Investor Relations

LXP Industrial Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the potential adverse impact on LXP or its tenants from the novel coronavirus (COVID-19); (2) the authorization by LXP's Board of Trustees of future dividend declarations, (3) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2022, (4) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (5) the failure to continue to qualify as a real estate investment trust, (6) changes in general business and economic conditions, including the impact of any legislation, (7) competition, (8) increases in real estate construction costs, (9) changes in interest rates, (10) changes in accessibility of debt and equity capital markets, and (11) future impairment charges. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.

References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base

Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for second generation tenant improvements, and (8) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements and leasing costs for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2022	2021
Gross revenues:
Rental revenue	$78,536	$91,645
Other revenue	1,742	912
Total gross revenues	80,278	92,557
Expense applicable to revenues:
Depreciation and amortization	(44,506)	(42,176)
Property operating	(14,616)	(10,934)
General and administrative	(10,737)	(8,420)
Non-operating income	32	477
Interest and amortization expense	(10,682)	(11,486)
Gains on sales of properties	255	21,919
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	24	41,937
Provision for income taxes	(417)	(372)
Equity in earnings (losses) of non-consolidated entities	11,301	(90)
Net income	10,908	41,475
Less net income attributable to noncontrolling interests	(286)	(433)
Net income attributable to LXP Industrial Trust shareholders	10,622	41,042
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)
Allocation to participating securities	(61)	(69)
Net income attributable to common shareholders	$8,989	$39,401

Net income attributable to common shareholders - per common share basic	$0.03	$0.14
Weighted-average common shares outstanding – basic	283,640,465	275,416,327

Net income attributable to common shareholders - per common share diluted	$0.03	$0.14
Weighted-average common shares outstanding – diluted	289,067,778	279,053,697

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31, 2022	December 31, 2021

Assets:
Real estate, at cost	$3,629,494	$3,583,978
Real estate - intangible assets	339,216	341,403
Land held for development	104,347	104,160
Investments in real estate under construction	231,258	161,165
Real estate, gross	4,304,315	4,190,706
Less: accumulated depreciation and amortization	683,013	655,740
Real estate, net	3,621,302	3,534,966
Assets held for sale	106,653	82,586
Right-of-use assets, net	26,985	27,966
Cash and cash equivalents	49,063	190,926
Restricted cash	105	101
Investments in non-consolidated entities	73,575	74,559
Deferred expenses, net	21,839	18,861
Rent receivable – current	3,993	3,526
Rent receivable – deferred	66,807	63,283
Other assets	17,224	8,784
Total assets	$3,987,546	$4,005,558

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$80,385	$83,092
Term loan payable, net	298,572	298,446
Senior notes payable, net	988,272	987,931
Trust preferred securities, net	127,620	127,595
Dividends payable	36,784	37,425
Liabilities held for sale	3,879	3,468
Operating lease liabilities	28,036	29,094
Accounts payable and other liabilities	65,534	77,607
Accrued interest payable	10,249	8,481
Deferred revenue - including below market leases, net	13,982	14,474
Prepaid rent	13,751	14,717
Total liabilities	1,667,064	1,682,330

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares,
287,871,649 and 283,752,726 shares issued and outstanding in 2022 and 2021, respectively	29	28
Additional paid-in-capital	3,261,770	3,252,506
Accumulated distributions in excess of net income	(1,074,998)	(1,049,434)
Accumulated other comprehensive income (loss)	6,008	(6,258)
Total shareholders’ equity	2,286,825	2,290,858
Noncontrolling interests	33,657	32,370
Total equity	2,320,482	2,323,228
Total liabilities and equity	$3,987,546	$4,005,558

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$8,989	$39,401

Weighted-average number of common shares outstanding - basic	283,640,465	275,416,327

Net income attributable to common shareholders - per common share basic	$0.03	$0.14

Diluted:
Net income attributable to common shareholders - basic	$8,989	$39,401
Impact of assumed conversions	—	240
Net income attributable to common shareholders	$8,989	$39,641

Weighted-average common shares outstanding - basic	283,640,465	275,416,327
Effect of dilutive securities:
Shares issuable under forward sales agreements	4,348,422	9,843
Unvested share-based payment awards	1,078,891	775,108
Operating partnership units	—	2,852,419
Weighted-average common shares outstanding - diluted	289,067,778	279,053,697

Net income attributable to common shareholders - per common share diluted	$0.03	$0.14

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$8,989	$39,401
Adjustments:
Depreciation and amortization	43,850	41,478
Noncontrolling interests - OP units	89	239
Amortization of leasing commissions	656	698
Joint venture and noncontrolling interest adjustment	3,150	2,115
Gains on sales of properties, including non-consolidated entities, net of tax	(11,526)	(21,919)
FFO available to common shareholders and unitholders - basic	45,208	62,012
Preferred dividends	1,572	1,572
Amount allocated to participating securities	61	69
FFO available to all equityholders and unitholders - diluted	46,841	63,653
Transaction costs	89	11
Strategic alternatives and activism costs	1,181	—
Adjusted Company FFO available to all equityholders and unitholders - diluted	48,111	63,664

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(3,502)	(2,020)
Lease incentives	134	219
Amortization of above/below market leases	(480)	(460)
Lease termination payments, net	—	2,204
Non-cash interest, net	(347)	127
Non-cash charges, net	2,098	1,764
Second generation tenant improvements	(4,232)	(19)
Second generation lease costs	(141)	(2,232)
Joint venture and noncontrolling interest adjustment	(349)	(173)
Company Funds Available for Distribution	$41,292	$63,074

Per Common Share and Unit Amounts
Basic:
FFO	$0.16	$0.22

Diluted:
FFO	$0.16	$0.22
Adjusted Company FFO	$0.16	$0.22

Basic:
Weighted-average common shares outstanding - basic EPS	283,640,465	275,416,327
Operating partnership units(1)	871,037	2,852,419
Weighted-average common shares outstanding - basic FFO	284,511,502	278,268,746

Diluted:
Weighted-average common shares outstanding - diluted EPS	289,067,778	279,053,697
Operating partnership units(1)	871,037	—
Unvested share-based payment awards	59,384	9,125
Preferred shares - Series C	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	294,708,769	283,773,392

(1)       Includes all OP units other than OP units held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2022 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2022
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.43	$0.47
Depreciation and amortization	0.63	0.63
Impact of capital transactions	(0.42)	(0.42)
Estimated Adjusted Company FFO per diluted common share	$0.64	$0.68